Exhibit 99     Press Release
                    South Jersey Financial Corporation, Inc.

                                                           FOR IMMEDIATE RELEASE
                                                     Contact: Gregory M. DiPaolo
                                                          EVP, Treasurer and COO
                                                                  (856) 629-6000

                    SOUTH JERSEY FINANCIAL CORPORATION, INC.
           ANNOUNCES FIRST QUARTER 2000 RESULTS and DECLARES DIVIDEND

South Jersey Financial Corporation, Inc. (NASDAQ: SJFC) (the "Company") the holding company for South Jersey Savings and Loan Association announces net income of $727 thousand, or $.23 basic and $.22 diluted earnings per share, for the quarter ended March 31, 2000 compared to core operating earnings (net income excluding the foundation contribution and the related tax effect) of $552 thousand for the same period last year, representing an increase of $175 thousand, or 31.7%. Including a non-recurring charge resulting from the $2.8 million contribution to establish the South Jersey Savings Charitable Foundation and the related tax benefit of $1.1 million, the Company experienced a net loss of $1.1 million for the quarter ended March 31, 1999.

Robert J. Colacicco, President and Chief Executive Officer, stated, "The first quarter results show strong earnings, and, today, the Board of Directors announces the declaration of a cash dividend of $.09 per share to shareholders of record on May 10, 2000, payable on or about May 25, 2000. As mentioned in our press release of March 15, 2000, South Jersey Financial Corporation and Richmond County Financial Corporation have entered into a definitive agreement pursuant to which Richmond would acquire South Jersey in an all cash transaction valued at $68.0 million. We are excited with the opportunity to assist Richmond in their continued expansion into the New Jersey market place and look forward to being a part of Richmond's New Jersey franchise, while affording us the ability to maximize value for our shareholders."

For the quarter ended March 31, 2000, net interest income after provision for loan losses totaled $2.7 million compared to $2.2 million for the quarter ended March 31, 1999, an increase of $460 thousand, or 20.9%. This increase was primarily due to an increase of $20.7 million in the average balance of interest earning assets. The increase in interest earning assets was funded primarily by increases in advances. Non-interest income was $142 thousand, which included a net loss on the sale of loans and investments of $3 thousand, for the quarter ended March 31, 2000 compared to $143 thousand, which included a net loss of $2 thousand on the sale of mortgage servicing, for the quarter ended March 31, 1999. Non-interest expense was $1.7 million, or 2.00% of average monthly assets for the quarter ended March 31, 2000 compared to $1.5 million (excluding the foundation contribution), or 1.92% of average monthly assets for the quarter ended March 31, 1999, an increase of $180 thousand, or 12.1%. The increase in non-interest expense was primarily attributed to an increase in expenses related to the ESOP and establishment of the Company's Restricted Stock Plan, an increase in fixed asset expense and an increase in costs associated with being a publicly owned company.

Total assets at March 31, 2000 were $328.1 million compared to $334.5 million at December 31, 1999, a decrease of $6.4 million, or 1.9%. Net loans decreased $3.2 million, or 2.2%, to $144.4 million at March 31, 2000 from $147.7 million at December 31, 1999. Shareholders' equity decreased $4.0 million, or 7.1%, to $53.2 million at March 31, 2000 compared to $57.2 million at December 31, 1999. The decrease in shareholders' equity was primarily a result of a stock repurchase in the amount of $2.8 million and stock acquired for the Company's Restricted Stock Plan in the amount of $1.7 million.

South Jersey Financial Corporation, Inc. is the holding company for South Jersey Savings and Loan Association, a state-chartered stock savings and loan association with three offices located in Gloucester and Camden counties in southern New Jersey.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

          SOUTH JERSEY FINANCIAL CORPORATION
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

    Selected Income Statement Data (Unaudited)
    (Dollars in thousands except per share data)                          Three Months Ended
                                                                              March 31,
                                                                    -------------------------------
                                                                        2000             1999
                                                                    --------------   --------------

        Interest income                                              $ 5,595           $ 5,037
        Interest expense                                               2,914             2,756
                                                                    --------------   --------------
        Net interest income                                            2,681             2,281
        Provision for loan losses                                         15                75
                                                                    --------------   --------------
        Net interest income after provision for loan losses            2,666             2,206
        Non-interest income                                              142               143
        Operating expense                                              1,663             1,483
                                                                    --------------   --------------
        Income before taxes and contribution expense                   1,145               866
        Income tax expense                                               418               314
                                                                    --------------   --------------
        Net income before foundation contribution expense                727               552
        Foundation contribution expense net of tax benefit                 0            (1,698)
                                                                    --------------   --------------
        Net income (Loss)                                            $   727          $ (1,146)
                                                                    ==============   ==============

        Weighted average shares outstanding (1)                    3,180,839         3,490,061
        Basic earnings per share                                        0.23             (0.40)(2)
        Diluted earnings per share                                      0.22             (0.40)(2)

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

    Performance Ratios (Unaudited)                                        Three Months Ended
    (Excludes foundation contribution in 1999)                                 March 31,
                                                                    -------------------------------
                                                                        2000             1999
                                                                    --------------   --------------
        Return on average monthly equity                                5.27%            4.41%
        Return on average monthly assets                                0.88%            0.72%
        Operating expense as a % of average monthly assets              2.00%            1.92%
        Net interest margin as a % of interest earning assets           3.34%            3.00%

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

    Selected Balance Sheet Data (Unaudited)
    (Dollars in thousands except per share data)                                           March 31,               December 31,
                                                                                             2000                    1999
                                                                                       -----------------       ------------------
        Total assets                                                                      $ 328,090               $ 334,473
        Net loans receivable                                                                144,433                 147,658
        Mortgaged-backed securities (net)                                                    82,987                  82,991
        Investment securities, FHLB stock and cash                                           92,999                  96,290
        Total deposits                                                                      240,545                 237,852
        Total advances                                                                       32,083                  37,074
        Total shareholders' equity                                                           53,205                  57,248
        Ending shares outstanding (1)                                                     3,039,240               3,320,517
        Book value per share                                                                  17.51                   17.24
        Book value per share including total ESOP shares and stock awards                     15.54                   15.89
        Shareholders' equity to total assets                                                  16.22%                  17.12%

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

    Asset Quality (Unaudited)
    (Dollars in thousands)                                                              March 31,              December 31,
                                                                                          2000                    1999
                                                                                    -----------------       ------------------
        Nonperforming assets (3)                                                            $ 365                 $ 131
        Asset valuation allowance                                                           1,030                 1,044
        Nonperforming assets as a % of assets                                               0.11%                  0.04%
        Asset valuation allowance as a % of nonperforming assets                          282.19%                796.95%
        Nonperforming loans as a % of net loans                                             0.25%                  0.09%

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(1)  Does not include unreleased ESOP and stock award shares for purposes of the
     weighted   average  shares   outstanding  and  ending  shares   outstanding
     calculations. Total shares outstanding including the unreleased ESOP and stock award shares and excluding the treasury shares total 3,423,571 at March 31, 2000 and 3,603,759 at December 31, 1999.
(2) Reflects earnings (loss) since becoming a stock company as of February 12, 1999.
(3) Nonperforming assets include non-accrual loans, real estate owned and troubled debt restructurings.